SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)              November 4, 2005

DENDRITE 401(K) PLAN

(Exact Name of Registrant as Specified in Charter)

New Jersey	001-16379	22-2786386
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1405 U.S. Highway 206, Bedminster, New Jersey		07921
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code     (908) 443-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant

Effective November 4, 2005, Dendrite International, Inc. (the “Company”) dismissed BDO Seidman (“BDO”) as the independent registered public accounting firm for the Dendrite 401(k) Plan (the “Plan”) and engaged Deloitte & Touche LLP (“Deloitte”) as the Plan’s independent registered public accounting firm.

BDO was initially engaged as the Plan’s independent registered public accounting firm effective November 24, 2004. The report of BDO on the Plan’s financial statements for the year ended December 31, 2003 does not contain an adverse opinion or a disclaimer of opinion and are not qualified or modified as to uncertainty, audit scope or accounting principles.

During the year ended December 31, 2003 and through November 4, 2005, there were no disagreements with BDO on any matters of accounting principles or practices, financial statement disclosure, or auditing scope of procedure, which disagreements, if not resolved to BDO’s satisfaction, would have caused BDO to make reference to the subject matter of the disagreement in connection with its audit report on the Plan’s financial statement for such year, and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

During the year ended December 31, 2003 and through November 4, 2005, the Company did not consult with Deloitte regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

The Plan requested BDO to furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of the letter is filed as Exhibit 16 to this Form 8-K.

Item 9.01.  Financial Statements, Pro Forma Financial Information and Exhibits

(c)  Exhibits.

16            Letter of BDO Seidman regarding change in certifying accountant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the trustees (or other persons who administer the employee benefit plan) have duly caused this annual report to be signed on its behalf by the undersigned thereunto duly authorized.

Dendrite 401(k) Plan

Dated: March 10, 2006	By:	BRENT J. COSGROVE
Brent J. Cosgrove
Member, Retirement Committee

EXHIBIT INDEX

Exhibit No.	Description

16	Letter of BDO Seidman regarding change in certifying accountant